Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.0005 par value, of Meru Networks, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: September 15, 2014	VERTEX SPECIAL OPPORTUNITIES FUND III, LP

	By:	Vertex Special Opportunities GP III, LLC
General Partner

	By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VERTEX SPECIAL OPPORTUNITIES GP III, LLC

By:	/s/ Eric Singer
Name:	Eric Singer
Title:	Managing Member

VERTEX CAPITAL ADVISORS, LLC

By:	/s/ Eric Singer
Name:	Eric Singer
Title:	Managing Member

POTOMAC CAPITAL PARTNERS L.P.

By:	Potomac Capital Management, L.L.C.
General Partner

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Managing Member

POTOMAC CAPITAL MANAGEMENT, L.L.C.

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Managing Member

/s/ Paul J. Solit
PAUL J. SOLIT

/s/ Eric Singer
ERIC SINGER